Exhibit 10.47

Nanophase Technologies Corporation

Stock Option Agreement

Grant Date: MONTH, DAY, YEAR

To: NAME

We are pleased to notify you that Nanophase Technologies Corporation, a Delaware corporation (the “Company”), has granted to you an option under the 2010 Nanophase Technologies Corporation Equity Compensation Plan (the “Plan”) to purchase all or any part of an aggregate of up to 0,000 shares of the common stock of the Company (the “Optioned Shares”) at a price of $0.00 per share, subject to the terms and conditions of the Plan and of this Agreement as set forth below.

1.	Term and Exercise of Option. Subject to the provisions of the Plan and this Agreement, this option may be exercised by you during the option term on or prior to DATE TEN YEARS FROM GRANT DATE (the “Last Exercise Date”) as follows:

DATE, YEAR 1ST VESTING	- 0,000 Optioned Shares
DATE, YEAR 2ND VESTING	- 0,000 Optioned Shares
DATE, YEAR 3RD VESTING	- 0,000 Optioned Shares

Any portion of the options that you do not exercise shall accumulate and can be exercised by you any time prior to the Last Exercise Date. You may not exercise your option to purchase a fractional share.

This option may be exercised by delivering to the Secretary of the Company (a) a written Notice of Intention to Exercise in the form attached hereto as Exhibit A signed by you and specifying the number of Optioned Shares you desire to purchase, and (b) payment in full of the exercise price for all such Optioned Shares in cash, by certified check, or other method of payment representing immediately available funds. As a holder of an option, you shall have the rights of a shareholder with respect to the Optioned Shares only after they shall have been issued to you upon the exercise of this option. Subject to the terms and provisions of this Agreement and the Plan, the Company shall use its best efforts to cause the Optioned Shares to be issued as promptly as practicable after receipt of your Notice of Intention to Exercise.

2.	Termination of Status. This option is a separate incentive and not in lieu of salary or other compensation. This option does not vest you with any right to continue your status as an employee of the Company (hereafter called your “Status”), nor is the termination of your Status in any way restricted by this Agreement. Subject to the following provisions of this Section 2, and to the terms and provisions of the Plan, this option will terminate upon and will not be exercisable after termination of your Status with the Company (the “Status Termination Date”). If your Status with the Company is terminated for any reason whatsoever, this option may not be exercised after the earlier of (a) ninety (90) days from the Status Termination Date, or (b) the Last Exercise Date, and may not be exercised for more than the number of Optioned Shares purchasable under Section 1 on the Status Termination Date.

3.	Non-transferability of Options. This option shall not be transferable and may be exercised only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Company the right to terminate this option as of the date of such purported transfer or assignment. No transfer of any beneficial economic interest as described above by you by operation of law shall be effective unless the Company shall have been furnished with written notice thereof, and such other evidence as the Board of Directors may deem necessary to establish the validity of the transfer and conditions of the option, and to establish compliance with any laws or regulations pertaining thereto.

NAME, NUMBER OF OPTIONS GRANTED, DATE

4.	Disputes. Any dispute which may arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined in good faith by the Board of Directors of the Company in its sole discretion, and such determination shall be binding upon all parties.

Nanophase Technologies Corporation

By:
Its President and Chief Executive Officer

I have carefully read the foregoing Agreement and the Company’s 2010 Equity Compensation Plan and agree to be bound thereby. I understand that this is not an “incentive stock option” and does not confer any tax benefits.

NAME, NUMBER OF OPTIONS GRANTED, DATE

Appendix A

Notice of Intention to Exercise Stock Options

The undersigned grantee of a Nanophase Technologies Corporation (the “Company”) Stock Option Agreement dated DATE, YEAR to purchase up to 0,000 shares of the Company’s common stock hereby gives notice of his intention to exercise the Stock Option (or a portion thereof) and elects to purchase             shares of the Company’s common stock.

Shares should be issued in the name of the undersigned and should be sent to the undersigned at:

Dated this             day of             ,             .

Social Security Number or Employer Identification Number:             -            -

Instructions: The exercise of these stock options is irrevocable and effective on the date the Company has received this Notice of Intention to Exercise Stock Options. The calculation of payment for the exercise will be based on the closing price of the Company’s common stock on the date of exercise and will include a separate calculation for appropriate federal and state income taxes, if any.

NAME, NUMBER OF OPTIONS GRANTED, DATE